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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders
United States Filter Corporation

  We consent to the use of our reports included herein and the reference to our firm under the heading "Independent Certified Public Accountants" in the Prospectus.

                                          /s/KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Orange County, California
December 11, 1996



To the Board of Directors and Shareholders
United States Filter Corporation

  We consent to the use of our reports included herein and the reference to our firm under the heading "Independent Certified Public Accountants" in the Prospectus.

                                          /s/KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Chicago, Illinois
December 11, 1996



CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Board of Directors and Shareholders
United Utilities PLC

  We consent to the use of our report dated 16 October 1996 relating to the aggregated financial statements of the United Utilities PLC Process Division as of 31 March 1996 and 1995 and for each of the years in the two year period ended 31 March 1996 and the reference to our firm under the heading "Independent Certified Public Accountants" in the prospectus to be dated 11 December 1996.

/s/KPMG Audit Plc
   KPMG Audit Plc
   Chartered Accountants                                              Manchester
   Registered Auditors                                          11 December 1996